Exhibit 32.2

OFFICER’S CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the Chief Financial Officer of Western Sizzlin Corporation (the “Company”), hereby certifies that the Form 10-Q for the period ended September 30, 2007 and the financial statements contained therein, fully comply with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company as of September 30, 2007, and the period then ended.

/s/ Robyn B. Mabe	Date: November 14, 2007